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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TIB FINANCIAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Florida                                    65-0655973
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(State of incorporation or organization)                (IRS Employer
                                                      Identification No.)

       99451 Overseas Highway
          Key Largo, Florida                                33037
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(Address of principal executive offices)                  (Zip Code)



Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------

Common Stock, $0.10 par value per share         NASDAQ National Market




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Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated by reference herein is the description of the $0.10 par value per share Common Stock provided in the Registrant's Registration Statement filed pursuant to the Securities Act of 1933 on Form S-4 (Registration No. 333-03499) (the "Registration Statement"), as filed by the Registrant with the Securities and Exchange Commission (the "Commission") on May 10, 1996, under the caption labeled "Description of Capital Stock." A definitive copy of the Prospectus dated May 31, 1996 was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated by reference herein.

Item 2.  Exhibits.

         The following exhibits are incorporated by reference to the indicated exhibits of the Registration Statement:

          1.   Articles of Incorporation of the Registrant (Exhibit 3.1);

          2.   Bylaws of the Registrant (Exhibit 3.2); and

          3. Specimen Stock Certificate representing Shares of Common Stock (Exhibit 4.1).


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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  April 1, 1997                      TIB FINANCIAL CORP.
                                          (Registrant)



                                          By:     /s/ Edward V. Lett
                                                  -----------------------------
                                                  Edward V. Lett, President and
                                                  Chief Executive Officer
                                                  (Principal Executive and
                                                   Financial Officer)
























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